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                                                                   Exhibit 10.51

                             SUBORDINATION AGREEMENT


        This Subordination agreement is made this 13th day of December 1996 by and among CLEARVIEW CINEMA GROUP, INC., a Delaware corporation ("Borrower" or the "Company"), THE PROVIDENT BANK, an Ohio banking corporation, as Agent for itself and various lenders under the Credit Agreement ("Bank") and MAGIC CINEMAS, L.L.C. ("Subordinated Lender").


                              W I T N E S S E T H :


        WHEREAS, the Borrower and the Bank propose to make certain loans to the Borrower and to issue a Letter of Credit for the benefit of Subordinated Lender pursuant to the Credit Agreement (capitalized terms having the meanings set forth in Exhibit A hereto and incorporated herein by reference, unless otherwise defined within the text of this Agreement);

        WHEREAS, one of the conditions to the Bank's obligations to make the Loans is the acceptance by Subordinated Lender of a Subordinated Promissory Note issued contemporaneously herewith by the Borrower in the principal amount of Six Hundred Thousand and 00/100 Dollars ($600,000.00) (such note, as the same may from time to time be transferred or assigned, referred to as the "Subordinated Note");

        WHEREAS, in order to induce the Bank to extend credit, make the Loans, and issue the Letter of Credit, and for an in consideration of such credit, Loans, and Letter of Credit the Borrower and Subordinated Lender have agreed that the Subordinated Note shall be subordinated to the Obligations in the manner and to the extent set forth in this Agreement; and

        WHEREAS, a condition to the bank's execution of the Credit Agreement is the execution and delivery of this Subordination Agreement;

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

        In addition to other words and terms defined elsewhere in this Agreement, capitalized terms used herein and not otherwise defined shall have the meanings given in the Credit Agreement.


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                                    ARTICLE 2

                                  SUBORDINATION

        Section 2.1 Agreement to Subordinate. The Company and Subordinated Lender, for themselves and their successors and assigns, hereby agree that the payment of the indebtedness and other obligations evidenced by the Subordinated
Note is subordinated to the Obligations and subject in right of payment to the prior payment in full of the Obligations.

        Each holder of the Subordinated Note, whether upon original issue or upon transfer or assignment, by accepting such Subordinated Note further agrees that the Bank has advanced funds and may from time to time advance additional funds in reliance upon the subordination of the Subordinated Note to the Obligations and that the provisions of this Agreement are for the benefit of the Bank.

        Section 2.2 Endorsement on Instruments. The Subordinated Note, and any instrument issued by the Company in replacement, renewal, exchange for or substitution thereof, or evidencing the transfer thereof, shall be endorsed with a legend in the following form:

               "The payment of this instrument, both principal and interest, and all other indebtedness evidenced hereby, is subordinate, subject and made junior in right of payment to the prior rights of The Provident Bank, its successors and assigns, in the manner and to the extent set forth in a certain Subordination Agreement dated as of December 13, 1996, which Agreement is incorporated herein by reference."

        Section 2.3 Payment Upon Maturity, Liquidation, Dissolution or Reorganization.

               (a) On December 31, 2001, or upon the earlier maturity of any Obligations by lapse of time, acceleration or otherwise, all such Obligations shall first be paid in full, before any payment is made on account of principal of or interest on the Subordinated Note or to acquire or redeem the Subordinated Note.

               (b) In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company or its property, or any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, or any assignment by the Company for the benefit of creditors, or any other marshaling of the assets of the Company, then and in any such event:

                       (i) all Obligations shall first be paid in full, or
               provision made for such payment, together with, to the extent provided for by law, interest thereon from the date such Obligations were due as provided in the Credit Agreement, if payment in full is not received, before any payment or distribution of any character,



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               whether in cash, securities or other property, shall be made on account of or applied on the Subordinated Note;

                       (ii) any property or distribution of any character,
               whether in cash, securities or other property, which would otherwise (but for this clause) be payable and deliverable in respect of the Subordinated Note shall be paid or delivered directly to the Bank, or the holders of such Note shall pay to the Bank such amounts promptly upon receipt, until all Obligations shall have been paid in full, together with, to the extent provided for by law, interest as provided herein from the date such Obligations were due if payment in full is not received, to the Bank; and

                       (iii) all holders of the Subordinated Note irrevocably
               authorize and empower the Bank to demand, sue for, collect and receive all such payments and distributions and to receipt therefor, and to file and prove all such claims and take all such other actions in the name of the Bank as it may determine to be necessary or appropriate.

        Section 2.4 Borrower Not to Make Payments with Respect to Subordinated
Note in Certain Circumstances.

               (a) Except for the restrictions set forth in Section 2.5 hereof, nothing contained in this Agreement shall limit the right of the holders of the Subordinated Note to take any action to accelerate the maturity of the Subordinated Note or to exercise any remedy available to it under applicable law, including without limitation, the commencement or continuation of any action or proceeding against the Company, whether to reduce the claims of the holders of the Subordinated Note to judgment or to enforce the terms of the Subordinated Note or otherwise, provided, however, that after the occurrence of any proceeding referred to in Section 2.3(b) or the receipt of a Bank's Notice (as defined below) any amounts received by such holders to any such action from any source whatsoever will be received by them in trust for the Bank, and they will pay over such amounts to the Bank until the payment of the entire principal of and premium, if any, and interest on all the Obligations then owing to the Bank.

               (b) With respect to any default in payment on Obligations, if any default shall occur and be continuing with respect to any Obligations permitting the Bank to accelerate the maturity thereof, the holders of the Subordinated Note shall not be entitled to receive any payment on account of principal thereof or interest thereon (including any such payment which would cause such a default) (i) while judicial proceedings shall be pending in respect of such default with respect to which written notice of the commencement of such proceedings shall have been given to the holders by the Bank or by the Company or (ii) in the absence of such proceedings, if written notice of such default shall have been given to Subordinated Lender or the then holders of the Subordinated Note ("a Bank's Notice"). Notwithstanding the immediately preceding sentence, unless the Subordinated Lender has actual notice of a default under the Credit Agreement, the Company shall be permitted to pay, and the Subordinated Lender shall be permitted to receive, use, enjoy and retain, free and clear of all claims of the Bank, any payment


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of principal or interest under the Subordinated Note, so long as, at the time of the payment, the Subordinated Lender has not received a Bank's Notice.

        Section 2.5 Standstill. If and when the holders of the Subordinated Note have received a Bank's Notice, the holders of the Subordinated Note shall not
(a) accelerate the maturity of the Subordinated Note until they have first so notified the Bank in writing, or (b) take any of the following actions for a period of one hundred twenty (120) days after the receipt of a Bank's Notice by the holders of the Subordinated Note:

               (a) the commencement of any action or proceeding against the Company, whether to reduce the claims of the holders to judgment or to enforce the terms of the Subordinated Note or otherwise;

               (b) any act to obtain possession of property of the Company or to exercise control over property of the Company; or

               (c) any act to create, perfect or enforce any lien against property of the Company.

        Subject to the provisions of this Section 2.5, nothing shall prevent the holders of the Subordinated Note from exercising any remedy available to it under applicable law, including without limitation, exercising any right of setoff or counterclaim, the commencement of any action or proceeding against the Company, whether to reduce the claims of the holders of the Subordinated Note to judgment or to enforce the terms of the Subordinated Note or otherwise.

        Section 2.6 Subrogation. Upon the payment in full of all Obligations, the holders of the Subordinated Note shall be surrogated to the rights of the Bank to receive payments or distributions of assets of the Company made on the Obligations until the Bank shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the Bank of any cash, property or securities to which holders of the Subordinated Note would be entitled except for the provisions of this Article 2, and no payment over pursuant to the provisions of this Article 2 to the Bank by the holders of the Subordinated Note, shall, as between the Company, its creditors other than the Bank and the holders of the Subordinated Note, be deemed to be a payment by the Company to or on account of Obligations owed to the Bank, it being understood that the provisions of this Article are solely for the purpose of defining the relative rights of the Bank, on the one hand, and the holders of the Subordinated Note, on the other hand.

        If any payment or distribution to which the holders of the Subordinated Note would otherwise have been entitled but for the provisions of this Article 2 shall have been applied, pursuant to the provisions of this Article 2, to the payment of Obligations, then and in such case, the holders of the Subordinated Note shall be entitled to receive from the Bank at the time outstanding any payments or distributions received by the Bank in excess of the amount sufficient to pay all Obligations in full.


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        Section 2.7 Relative Rights. This Article is intended solely to define the relative rights of the holders of the Subordinated Note, on the one hand, and the Bank, on the other hand. Nothing in this Article shall:

                       (a) impair, as between the Company and the holders of the Subordinated Note, the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on the Subordinated
        Note in accordance with its terms; or

                       (b) affect the relative rights of the holders of the Subordinated Note and creditors of the Company other than the Bank; or

                       (c) prevent any holder of the Subordinated Note from exercising all its available remedies hereunder or under applicable law upon an Event of Default, subject to the rights of the Bank under this
        Article 2 to receive payments or distributions otherwise payable or distributable to holders of such securities.

        Upon any distribution of assets of the Company referred to in this
Article 2, the holders of the Subordinated Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holders of such assets, for the purpose of ascertaining the persons entitled to participate in such distribution, the Bank and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 2.

        If the Company fails because of this Article to pay principal of or interest on the Subordinated Note on the due date (after taking into account any applicable grace periods), the failure is still an Event of Default under the Subordinated Note.

        Section 2.8 Subordination May Not Be Impaired By the Company. No right of the Bank to enforce the subordination of the indebtedness evidenced by the Subordinated Note shall be impaired by any act or failure to act by the Company or the Bank or by the failure by the Company to comply with this Agreement, regardless of any knowledge which the Bank may have or be otherwise charged with.

        Section 2.9 Moneys Held in Trust for Bank. In the event that any holder of the Subordinated Note shall receive any payment or distribution with respect to such Note from any source whatsoever which such holder is not at the time entitled to receive under the provisions of this Article 2, such holder will hold any amount so received in trust for the Bank and will pay over such payment to the Bank on account of the principal of and premium, if any, and interest on such Obligations, until all such Obligations are paid in full.


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        Payments of principal and interest on the Subordinated Note in accordance with the terms thereof when none of the events prohibiting such payment described in section 2.3 or section 2.4 shall have occurred and be continuing may be retained by such holders.

        Section 2.10 Grant of Security Interest. The Company shall not grant to the holders of the Subordinated Note any lien, mortgage, assignment or other security interest, or enter into any transaction having the effect of securing the repayment of the Subordinated Note with any property owned or used by the Company.


                                    ARTICLE 3

                                  MISCELLANEOUS

        Section 3.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be effective unless in a written instrument executed by the Bank, the holders of the Subordinated Note and all parties affected by such amendment or waiver.

        Section 3.2 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder, or under the Credit Agreement, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement and the Credit Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        Section 3.3 Notices. All notices, consents, requests and demands to or upon the respective parties hereto shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, postage prepaid, or, in the case of telex, telegraphic or telecopy notice, five (5) days after being sent, addressed as follows:

        If to the Bank:

               The Provident Bank
               One East Fourth Street
               Cincinnati, Ohio  45202
               Phone:  (513) 579-2750
               Telecopy:  (513) 579-2858


               Attn:  Christopher B. Gribble


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        With a copy to:

               Keating, Muething & Klekamp, P.L.L.
               1800 Provident Tower
               Cincinnati, Ohio  45202
               Phone:  (513) 579-6400
               Telecopy:  (513) 579-6457


        If to the Company:

               Clearview Cinema Group, Inc.
               7 Waverly Place
               Madison, New Jersey  07940
               Attn:  A. Dale May, President
               Telecopy:  (201) 377-4303


        With a copy to:

               Kirkpatrick & Lockhart, LLP
               1251 Avenue of the Americas
               New York, New York  10028
               Attn:  Warren H. Colodner
               Telecopy:  (212) 536-3901


        If to the Subordinated Creditor:

               Magic Cinemas, L.L.C.
               513 West Mount Pleasant Avenue
               Livingston, New Jersey  07039
               Phone:  (201) 535-1227
               Telecopy:  (201) 535-1228
               Attn:  Jeffrey Dandson


        With a copy to:

               Orloff, Lowenbach, Stifelman & Siegel, P.A.
               101 Eisenhower Parkway
               Roland, New Jersey  07068
               Phone:  (201) 622-6200
               Telecopy:  (202) 622-3073
               Attn:  Stanley Schwartz, Esq.


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        Notices of changes of address shall be given in the same manner.

        Section 3.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        Section 3.5 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        Section 3.6 WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED
INDUCEMENT FOR THE BANK TO EXTEND CREDIT TO THE BORROWER, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, EACH PARTY HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO THIS AGREEMENT OR ARISING IN ANY WAY FROM THE OBLIGATIONS.



      [Remainder of page intentionally left blank. Signature page follows.]


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        IN WITNESS WHEREOF, the parties have duly executed this Agreement by their duly authorized officers as of the date first above written.

                                        CLEARVIEW CINEMA GROUP, INC.


                                        By:    /s/
                                               -----------------------------
                                        Name:  A. Dale Mayo
                                        Title: Pres.


                                        THE PROVIDENT BANK


                                        By:    /s/
                                               -----------------------------
                                        Name:  Christopher B. Gribble
                                        Title: AVP


                                        MAGIC CINEMAS, L.L.C.


                                        By:    /s/
                                               -----------------------------
                                        Name:  Jeffrey Dandson

                                        Title: _____________________________


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                                    EXHIBIT A

                                   DEFINITIONS

        As used in this Subordination Agreement, the following terms shall have the meanings ascribed hereto to them:

        "Borrowers" means Clearview Cinema Group, Inc., CCC Madison Triple Cinema Corp., CCC Chester Twin Cinema Corporation, CCC Manasquan Cinema Corporation, Clearview Theatre Group, Inc., CCC Herricks Cinema Corp., CCC Port Washington Cinema Corp., CCC Grand Avenue Cinema Corp., CCC Washington Cinema Corp., CCC Allwood Cinema Corp., CCC Emerson Cinema Corp., CCC New City Cinema Corp., 343-349 Springfield Avenue Corp. CCC Bedford Cinema Corp., CCC Kisco Cinema Corp., CCC Closter Cinema Corp., CCC Bergenfield Cinema Corp., CCC Tenafly Cinema Corp., and CCC B.C. Realty Corp.

        "Credit Agreement" means a certain Credit Agreement dated as of May 29, 1996 by and among Borrowers, The Provident Bank, as "Agent," and the lenders from time to time thereunder, as amended by the Joinder Agreement dated as of July 18, 1996, as further amended by the Joinder Agreement and First Amendment to Credit Agreement, dated as of December 13, 1996, as the same may be amended, modified or supplemented from time to time (the "Credit Agreement").

        "Loans" mean, collectively, the Revolving Credit Loan and each of the Term Loans, each singly a "Loan" made or to be made to Borrowers by the Lenders pursuant to the Credit Agreement in an aggregate principal amount available thereunder on the date hereof of $8,900,000.

        "Obligations" means, collectively, all of the indebtedness, obligations, covenants, promises, agreements, and liabilities existing on the date hereof or arising from time to time hereafter, whether direct, indirect, absolute, contingent, joint or several, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of Borrowers to the Bank or any Lenders under the Credit Agreement (i) in respect of the Loans made pursuant to the Credit Agreement; or (ii) under or in respect of any one or more of the loan documents executed in connection therewith. Obligations shall also include all interest, charges and other fees chargeable hereunder to Borrowers or due hereunder from Borrowers to lenders thereunder from time to time and all costs and expenses of Agent authorized under the Credit Agreement.